                                                                   Exhibit 10.09

                                      LEASE


                                 BY AND BETWEEN

                         Menlo Equities Associates LLC,
                     a California limited liability company

                                   as Landlord

                                       and

                                Macromedia, Inc.,
                             a Delaware corporation

                                    as Tenant

                                November 29, 2001

                                Table Of Contents

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ARTICLE 1      REFERENCE ...............................................................................   1

     1.1   References ..................................................................................   1

ARTICLE 2      LEASED PREMISES, TERM AND POSSESSION ....................................................   2

     2.1   Demise Of Leased Premises ...................................................................   2

     2.2   Right To Use Outside Areas ..................................................................   3

     2.3   Lease Commencement Date And Lease Term ......................................................   3

     2.4   Delivery Of Possession ......................................................................   3

     2.5   No Improvement Work; Acceptance Of Possession ...............................................   3

     2.6   Surrender Of Possession .....................................................................   3

ARTICLE 3      RENT, LATE CHARGES AND SECURITY DEPOSITS ................................................   4

     3.1   Base Monthly Rent ...........................................................................   4

     3.2   Additional Rent .............................................................................   4

     3.3   Year-End Adjustments ........................................................................   4

     3.4   Late Charge, And Interest On Rent In Default. ...............................................   4

     3.5   Payment Of Rent .............................................................................   5

     3.6   Prepaid Rent ................................................................................   5

     3.7   Security Deposit ............................................................................   5

ARTICLE 4      USE OF LEASED PREMISES AND OUTSIDE AREA .................................................   6

     4.1   Permitted Use ...............................................................................   6

     4.2   General Limitations On Use ..................................................................   6

     4.3   Noise And Emissions .........................................................................   6

     4.4   Trash Disposal ..............................................................................   6

     4.5   Parking .....................................................................................   6

     4.6   Signs .......................................................................................   6

     4.7   Compliance With Laws And Private Restrictions ...............................................   7

     4.8   Compliance With Insurance Requirements ......................................................   7

     4.9   Landlord's Right To Enter ...................................................................   7

     4.10  Use Of Outside Areas ........................................................................   7

     4.11  Environmental Protection ....................................................................   7

     4.12  Rules And Regulations .......................................................................   8

     4.13  Reservations ................................................................................   8

     4.14  Roof ........................................................................................   9

ARTICLE 5      REPAIRS, MAINTENANCE, SERVICES AND UTILITIES ............................................   9

     5.1   Repair And Maintenance ......................................................................   9

           (a)    Tenant's Obligations .................................................................   9

           (b)    Landlord's Obligation ................................................................   9

     5.2   Utilities ...................................................................................   9

     5.3   Security ....................................................................................   9

     5.4   Energy And Resource Consumption .............................................................  10

     5.5   Limitation Of Landlord's Liability ..........................................................  10

ARTICLE 6      ALTERATIONS AND IMPROVEMENTS ............................................................  10

                                       i.

                                Table Of Contents
                                   (continued)

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     6.1    By Tenant ...................................................................................  10

     6.2    Ownership Of Improvements ...................................................................  10

     6.3    Alterations Required By Law .................................................................  10

     6.4    Liens .......................................................................................  11

ARTICLE 7       ASSIGNMENT AND SUBLETTING BY TENANT .....................................................  11

     7.1    By Tenant ...................................................................................  11

     7.2    Merger, Reorganization, or Sale of Assets ...................................................  11

     7.3    Landlord's Election .........................................................................  12

     7.4    Conditions To Landlord's Consent ............................................................  12

     7.5    Assignment Consideration And Excess Rentals Defined .........................................  13

     7.6    Payments ....................................................................................  13

     7.7    Good Faith ..................................................................................  13

     7.8    Effect Of Landlord's Consent ................................................................  13

ARTICLE 8       LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY ........................................  13

     8.1    Limitation On Landlord's Liability And Release ..............................................  13

     8.2    Tenant's Indemnification Of Landlord ........................................................  14

ARTICLE 9       INSURANCE ...............................................................................  14

     9.1    Tenant's Insurance ..........................................................................  14

     9.2    Landlord's Insurance ........................................................................  15

     9.3    Mutual Waiver Of Subrogation ................................................................  15

ARTICLE 10      DAMAGE TO LEASED PREMISES ...............................................................  15

     10.1   Landlord's Duty To Restore ..................................................................  15

     10.2   Insurance Proceeds ..........................................................................  15

     10.3   Landlord's Right To Terminate ...............................................................  16

     10.4   Tenant's Right To Terminate .................................................................  16

     10.5   Tenant's Waiver .............................................................................  16

     10.6   Abatement Of Rent ...........................................................................  16

ARTICLE 11      CONDEMNATION ............................................................................  16

     11.1   Tenant's Right To Terminate .................................................................  16

     11.2   Landlord's Right To Terminate ...............................................................  16

     11.3   Restoration .................................................................................  16

     11.4   Temporary Taking ............................................................................  17

     11.5   Division Of Condemnation Award ..............................................................  17

     11.6   Abatement Of Rent ...........................................................................  17

     11.7   Taking Defined ..............................................................................  17

ARTICLE 12      DEFAULT AND REMEDIES ....................................................................  17

     12.1   Events Of Tenant's Default ..................................................................  17

     12.2   Landlord's Remedies .........................................................................  18

     12.3   Landlord's Default And Tenant's Remedies ....................................................  19

     12.4   Limitation Of Tenant's Recourse .............................................................  19

     12.5   Tenant's Waiver .............................................................................  19

                                       ii.

                                Table Of Contents
                                   (continued)

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ARTICLE 13      GENERAL PROVISIONS .....................................................................   19

     13.1   Taxes On Tenant's Property .................................................................   19

     13.2   Holding Over ...............................................................................   19

     13.3   Subordination To Mortgages .................................................................   20

     13.4   Tenant's Attornment Upon Foreclosure .......................................................   20

     13.5   Mortgagee Protection .......................................................................   20

     13.6   Estoppel Certificate .......................................................................   20

     13.7   Tenant's Financial Information .............................................................   20

     13.8   Transfer By Landlord .......................................................................   21

     13.9   Force Majeure ..............................................................................   21

     13.10  Notices ....................................................................................   21

     13.11  Attorneys' Fees ............................................................................   21

     13.12  Definitions ................................................................................   21

            (a)    Real Property Taxes .................................................................   21

            (b)    Landlord's Insurance Costs ..........................................................   22

            (c)    Property Maintenance Costs ..........................................................   22

            (d)    Property Operating Expenses .........................................................   22

            (e)    Law .................................................................................   22

            (f)    Lender ..............................................................................   22

            (g)    Private Restrictions ................................................................   22

            (h)    Rent ................................................................................   22

     13.13  General Waivers ............................................................................   22

     13.14  Miscellaneous ..............................................................................   22

ARTICLE 14      CORPORATE AUTHORITY BROKERS AND ENTIRE AGREEMENT .......................................   23

     14.1   Corporate Authority ........................................................................   23

     14.2   Brokerage Commissions ......................................................................   23

     14.3   Entire Agreement ...........................................................................   23

     14.4   Landlord's Representations .................................................................   23

ARTICLE 15      TELEPHONE SERVICE ......................................................................   23

                                      iii.

                                      LEASE

         This Lease, dated November 29, 2001 for reference purposes only, is made by and between Menlo Equities Associates LLC, a California limited liability company ("Landlord") and Macromedia, Inc.,, a Delaware corporation ("Tenant"), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed and delivered this Lease (the "Effective Date of this Lease").

                                    Recitals

         A. Landlord, as buyer, and Tenant, as seller, are parties to that certain Agreement for Purchase and Sale of Real Property dated November 6, 2001 (the "Purchase Agreement"), pursuant to which Landlord expects to acquire the fee interest in the Property from Tenant. The date on which such fee title is so acquired by Landlord shall be referred to hereinafter as the "Closing Date;"

         B. The parties intend that this Lease shall be effective and binding on the parties as of the Effective Date of the Lease; provided, however, because Landlord does not currently own fee title to the Property, each of Landlord's and Tenant's rights and obligations hereunder shall be conditioned upon the close of escrow occurring no later than the expiration of the delivery grace period (as defined in paragraph 2.4 below).

                                   ARTICLE 1

                                   REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

         Tenant's Address for Notice:            600 Townsend Street
                                                 San Francisco, California 94103
                                                 Attention: James L. Morgensen
                                                 Fax No. (415) 832-2959
                                                 Phone No. (415) 832-4294

         Tenant's Representative:                James L. Morgensen


         Landlord's Address for Notices:         490 California Avenue
                                                 4/th/ Floor
                                                 Palo Alto, California 94306

         Landlord's Representative:              Henry Bullock/Richard Holmstrom
         Phone Number:                           (650) 326-9300

         Intended Commencement Date:             December 27, 2001

         Intended Term:                          Ten (10) years

         Lease Expiration Date:                  Ten (10) years from the Actual
                                                 Lease Commencement Date, unless
                                                 earlier terminated by Landlord
                                                 in accordance with the terms of
                                                 this Lease.

         First Month's Prepaid Rent:             $129,617.25

         Tenant's Security Deposit:              $777,703.50

         Late Charge Amount:                     Four Percent (4%) of the
                                                 Delinquent Amount

         Tenant's Required Liability
         Coverage:                               $2,000,000 per occurrence,
                                                 $5,000,000 Aggregate

         Tenant's Broker(s):                     None

         Property:                               That certain real property
                                                 situated in the City of Redwood
                                                 City, County of San Mateo,
                                                 State of California, as
                                                 presently improved with one (1)
                                                 building, which real property
                                                 is shown on the Site Plan
                                                 attached hereto as Exhibit "A"
                                                 and is commonly known as or
                                                 otherwise described as follows:
                                                 101 Redwood Shores Parkway,
                                                 Redwood City, California. The
                                                 legal description of the
                                                 Property is: Lot 4, as shown on
                                                 that certain map entitled
                                                 "SHORES CENTER UNIT NO. 2. CITY

                                       1.

                                       OF REDWOOD CITY, SAN MATEO COUNTY,
                                       CALIFORNIA", filed in the office of the
                                       County Recorder of San Mateo County,
                                       State of California, on October 15, 1984 in Book 112 of Maps at page(s) 20-22.


        Building:                      That certain building on the Property in
                                       which the Leased Premises are located
                                       commonly known as 101 Redwood Shores
                                       Parkway, Redwood City, California (the
                                       "Building") which Building is shown
                                       outlined on Exhibit "A" hereto.

        Outside Areas:                 The "Outside Areas" shall mean all areas
                                       within the Property which are located
                                       outside the Building, such as pedestrian walkways, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

        Leased Premises:               All the interior space within the third
                                       and fourth floors of the Building,
                                       including stairwells, connecting
                                       walkways, and atriums, plus the space on the second floor of the Building which space has already been demised as shown on Exhibit "B". The Leased Premises consists of approximately 52,905 rentable square feet and, for purposes of this Lease, is agreed to contain said number of rentable square feet.

        Parking Spaces:                A number of spaces equal to 3.2
                                       multiplied by the rentable square footage of the Leased Premise from time to time, and divided by 1,000, to be available on an undesignated and unreserved basis.

        Tenant's Expense Share:        The term "Tenant's Expense Share" shall
                                       mean the percentage obtained by dividing the rentable square footage of the Leased
                                       Premises at the time of calculation by
                                       the rentable square footage of all
                                       buildings located on the Property at the time of calculation. Such percentage is currently 56.44%. In the event that the rentable square footage of the Leased
                                       Premises or the Property is changed,
                                       Tenant's Expense Share shall be
                                       recalculated to equal the percentage
                                       described in the first sentence of this
                                       paragraph, so that the aggregate Tenant's
                                       Expense Share of all tenants of the
                                       Property shall equal 100%. Tenant's
                                       Expense Share is subject to adjustment as set forth in Paragraphs 13.12(b) and
                                       13.12 (c).

        Base Monthly Rent:             The term "Base Monthly Rent" shall mean
                                       the following:

                                       Period                  Base Monthly Rent
                                       ------                  -----------------
                                       12/27/01 - 12/26/04     $129,617.25

                                       12/27/04 - 12/26/09     $142,843.50

                                       12/27/09 - 12/26/11     $149,192.10


        Permitted Use:                 General office and software engineering,
                                       research and development (non-industrial) for software products, training and marketing

        Exhibits:                      The term "Exhibits" shall mean the
                                       Exhibits of this Lease which are
                                       described as follows:

                                       Exhibit "A" - Site Plan showing the
                                       Property and delineating the Building in which the Leased Premises are located.

                                       Exhibit "B"- Floor Plan outlining the
                                       Leased Premises

                                       Exhibit "C" - Form of Lease Commencement date Certificate

                                       Exhibit "D" - Form of Letter of Credit

                                       Exhibit "E" - Rules and Regulations

                                       Exhibit "F"- Form of Tenant Estoppel
                                       Certificate

                                       2.

                                   ARTICLE 2

                      LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant's own use in the conduct of Tenant's business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises, reserving and excepting to Landlord (a) such access as may be required (including but not limited to elevator access) by Landlord to the Building roof and heating, ventilating, air conditioning, ducting, and cabling systems, (b) the right to place additional vertical penetrations behind the walls of the Leased Premises as needed for heating, ventilating, air conditioning, ducting, and cabling, and
(c) the right to fifty percent (50%) of all assignment consideration and excess rentals as provided in Article 7 below. Tenant's lease of the Leased Premises, together with the appurtenant non-exclusive right to use the Outside Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Private Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to maintain and repair any of Tenant's equipment located upon the roof as of the Effective Date of this Lease, or such equipment as may thereafter be approved by Landlord in its reasonable discretion pursuant to Section 4.14 below for placement in a Landlord-designated area upon the roof, or to enable Tenant to perform Tenant's maintenance and repair obligations pursuant to this Lease. Tenant shall not be required to pay rent or other amounts to Landlord for the right to maintain its existing equipment on the roof as of the Effective Date of this Lease.

2.2 Right To Use Outside Areas. As an appurtenant right to Tenant's right to the use and occupancy of the Leased Premises, Tenant shall have the non-exclusive right to use the Outside Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designated and intended and for no other purposes whatsoever. Tenant's right to so use the Outside Areas shall be subject to the limitations on such use as set forth in
Article 1 and any rules and regulations established by Landlord pursuant to
Section 4.12 below, and shall terminate concurrently with any termination of this Lease. Tenant shall at all times be entitled to use at least that number of parking spaces determined by multiplying Tenant's Expense Share by the total number of parking spaces then available upon the Property.

2.3 Lease Commencement Date And Lease Term. The term of this Lease shall begin, and the Lease Commencement Date shall be deemed to have occurred, on the Closing Date (the "Lease Commencement Date"). If the Lease Commencement Date is other than the Intended Commencement Date, appropriate adjustments shall be made so that all obligations under this Lease which are based on the Intended Commencement Date, shall instead be based on the Lease Commencement Date. Within five (5) days after the Lease Commencement Date has been determined, Landlord and Tenant shall execute a Lease Commencement Date Certificate in the form of Exhibit "C" attached hereto. The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the "Lease Term"). The parties intend that this Lease shall be effective and binding on the parties as of the Effective Date of the Lease; provided, however, because Landlord does not currently own fee title to the Property, each of Landlord's and Tenant's rights and obligations hereunder shall be conditioned upon the close of escrow whereupon Landlord acquires fee title to the Property. A termination of the Purchase Agreement pursuant to its terms shall automatically terminate this Lease.

2.4 Delivery Of Possession. Landlord shall deliver to Tenant possession of the Leased Premises in its then "AS-IS" condition, "WITH ALL FAULTS," on the Intended Commencement Date. If Landlord is unable to so deliver possession of the Leased Premises to Tenant on or before the Intended Commencement Date, Landlord shall not be in default under this Lease, nor shall this Lease be void, voidable or cancelable by Tenant until the lapse of ninety (90) days after the Intended Commencement Date (the "delivery grace period"). Additionally, the delivery grace period above set forth shall be extended for such number of days as Landlord may be delayed in delivering possession of the Leased Premises to Tenant by reason of Force Majeure or the action or inaction of Tenant. If Landlord is unable to deliver possession of the Leased Premises to Tenant within the described delivery grace period (including any extension thereof by reason of Force Majeure or the actions or inactions of Tenant), then Tenant's sole remedy shall be to terminate this Lease by written notice delivered to Landlord within ten days after the expiration of the delivery grace period (as extended, if applicable), and in no event shall Landlord be liable in damages to Tenant for such delay. Tenant may not terminate this Lease at any time after the date Landlord notifies Tenant that the Leased Premises have been put into the agreed condition and are available for delivery to Tenant, unless Landlord's notice is not given in good faith.

2.5 No Improvement Work; Acceptance Of Possession. Landlord shall have no obligation whatsoever to perform and construction or other improvements to Leased Premises, nor to provide any allowances of any kind to Tenant on account thereof. It is agreed that, by virtue of the Closing Date occurring, on the Lease Commencement Date, Tenant formally accepts the Leased Premises and acknowledges that the Leased Premises in their then "AS-IS" condition, "WITH ALL FAULTS."

2.6 Surrender Of Possession. Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant's signs from the exterior of the Building (the foregoing shall not imply any right to place signs on the exterior of the Building, it being agreed that any such rights shall be pursuant to Paragraph 4.6 below only), and shall remove all of Tenant's equipment (excluding telecommunications wiring and cabling), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the

                                       3.

Building and the Outside Areas, and shall vacate and surrender the Leased Premises, the Building, the Outside Areas and the Property to Landlord in the same condition, broom clean, as existed at the Lease Commencement Date, reasonable wear and tear excepted. Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Outside Areas caused by Tenant's removal of Tenant's property. Tenant shall, with respect to telecommunications wiring and cabling, leave the same in good condition and repair and labeled and/or coded (to the extent labeled and coded as of the Effective Date of this Lease) sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables. Tenant shall patch and refinish, to Landlord's reasonable satisfaction, all penetrations made by Tenant or its employees to the floor, walls or ceiling of the Leased Premises (except for nail holes used to hang pictures and artwork on the walls of the Leased Premises), whether such penetrations were made with Landlord's approval or not. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Outside Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. In no event shall Tenant be required to remove any portions of the Leased Premises existing as of the Effective Date of this Lease. If the Leased Premises, the Building, the Outside Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant's expense, so remove Tenant's signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant's expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Outside Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the then maximum rate of interest not prohibited or made usurious by law until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) business days of Landlord's billing Tenant for same. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

                                   ARTICLE 3

                    RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Base Monthly Rent. Commencing on the Lease Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, the amount set forth as "Base Monthly Rent" in Article 1 (the "Base Monthly Rent").

3.2 Additional Rent. Commencing on the Lease Commencement Date and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant, Tenant shall pay to Landlord as additional rent (the "Additional Rent") the following amounts:

(a)  An amount equal to all Property Operating Expenses (as defined in Article
13) incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by
Landlord:

          (i) Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than the later of (A) ten (10) days prior to the due date, and (B) fifteen (15) business days after delivery to Tenant, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

          (ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within fifteen (15) business days after receipt of a written bill therefor from Landlord, and/or

          (iii) Landlord may deliver to Tenant Landlord's reasonable estimate of any given expense (such as Landlord's Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

     (b) Landlord's share of the consideration received by Tenant upon certain assignments and sublettings as required by Article 7.

     (c) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

     (d) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such

                                       4.

payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent.

After Tenant's receipt of the year-end statement described in Paragraph 3.3 above setting forth the annual reconciliation of the Property Operating Expenses, if Tenant has a basis for suspecting that Landlord may have overcharged Tenant for Property Operating Expenses, Tenant shall so notify Landlord and provide Landlord with such basis. Landlord and Tenant shall thereafter promptly meet and confer and attempt in good faith to resolve any differences regarding such possible overcharges. If they are unable to resolve such differences, Tenant may cause an audit of Landlord's books and records to determine the accuracy of Landlord's billings for Property Operating Expenses under this Lease, provided (a) such audit is performed by a "Big Five" accounting firm with no present or prior relationship with Tenant, (b) there is no contingency compensation, and (c) such audit is commenced within sixty (60) days after Tenant's receipt of the year-end statement described above. If such audit reveals that the actual Property Operating Expenses for any given year were less than the amount that Tenant paid for Property Operating Expenses for any such year, then Landlord shall credit the excess to Tenant's next payment of Additional Rent. If such audit reveals that the actual Property Operating Expenses for any given year were more than the amount that Tenant paid for Property Operating Expenses for any such year, Tenant shall pay such amount to Landlord within thirty (30) days after completion of the audit. If such audit establishes that Property Operating Expenses have been overstated by more than seven percent (7%), Landlord shall reimburse Tenant for the reasonable costs and expenses of the audit, in no event to exceed $5,000.

3.3 Year-End Adjustments. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within three months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment within thirty (30) days after its determination. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord's billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the "Late Charge Amount," and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 4% of the Additional Rent not so paid; provided, however, that once but only once in any twelve (12) month period during the Lease Term, Tenant shall be entitled to written notice of non-receipt of Base Monthly Rent or Additional Rent from Landlord, and Tenant shall not be liable for any Late Charge Amount or other late charge hereunder if such installment of Base Monthly Rent or Additional Rent is received by Landlord within three (3) days after Tenant's receipt of such notice from Landlord. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant's failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said tenth day at the then maximum rate of interest not prohibited or made usurious by Law until paid.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Prepaid Rent. Tenant shall, upon execution of this Lease, pay to Landlord the amount set forth in Article 1 as "First Month's Prepaid Rent" as prepayment of rent for credit against the first payment of Base Monthly Rent due hereunder.

3.7  Security Deposit.

          (a) Tenant shall deposit, prior to the close of escrow pursuant to the Purchase Agreement, with Landlord the amount set forth in Article 1 as the "Security Deposit" as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted

                                       5.

rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Outside Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Outside Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, and (iv) to remedy any other default of Tenant to the extent permitted by Law including, without limitation, paying in full on Tenant's behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant's request to the Leased Premises. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. If Tenant fails to promptly restore the Security Deposit and if Tenant shall have paid to Landlord any sums as "Last Month's Prepaid Rent," Landlord may, in addition to any other remedy Landlord may have under this Lease, reduce the amount of Tenant's Last Month's Prepaid Rent by transferring all or portions of such Last Month's Prepaid Rent to Tenant's Security Deposit until such Security Deposit is restored to the amount set forth in Article 1. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord's ordinary business and shall not be required to segregate it from Landlord's general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code
Section 1950.7 to the contrary) a period of sixty (60) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen's billings therefor, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

        (b) Notwithstanding the foregoing, at Tenant's option, Tenant may deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit in lieu of cash for the Security Deposit (the "Letter of Credit") in form and issued by a financial institution ("Issuer") satisfactory to Landlord in its sole discretion, substantially in the form attached as Exhibit "D." The Letter of Credit shall permit partial draws, and provide that draws thereunder will be honored upon presentation by Landlord. The Letter of Credit shall have an expiration period of one (1) year but shall automatically renew by its terms unless affirmatively cancelled by either Issuer or Tenant, in which case Issuer must provide Landlord 30 days' prior written notice of such expiration or cancellation. The Letter of Credit shall remain in effect until seventy-five
(75) days after the Lease Expiration Date. Any amount drawn under the Letter of Credit and not utilized by Landlord for the purposes permitted by this Lease shall be held in accordance with subparagraph (a) of this Paragraph 3.7. If the Tenant fails to renew or replace the Letter of Credit as required under this Lease at least thirty (30) days before its stated expiration date, Landlord may draw upon the entire amount of the Letter of Credit. No fees applicable to the Letter of Credit shall be charged to Landlord.

        (c) At the beginning of the seventy-third (73rd) month of the Lease Term, provided Tenant is then rated as an "investment grade" credit by a reputable, New York-based rating agency, Tenant shall have the right to have the amount of the Security Deposit or Letter of Credit reduced by Two Hundred Fifty Thousand Dollars ($250,000) (but not to an amount below $250,000) and at the beginning of the ninety-seventh (97th) month of the Lease Term, to have the amount of the Security Deposit or Letter of Credit further reduced by Two Hundred Fifty Thousand Dollars ($250,000) (but not to an amount below $250,000). Notwithstanding the foregoing, there shall be no reduction under this paragraph of the required amount of the Security Deposit or Letter of Credit if an uncured default has occurred and is continuing on such date(s).

                                    ARTICLE 4

                     USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall be entitled to use the Leased Premises solely for the "Permitted Use" as set forth in Article 1 and for no other purpose whatsoever. Tenant shall have the right to vacate the Leased Premises at any time during the Term of this Lease, provided Tenant maintains the Leased Premises in the same condition as if fully occupied and as otherwise required by the terms of this Lease. Tenant shall have the right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Notwithstanding the foregoing, Tenant shall cause the Leased Premises to be occupied by no fewer than one hundred twenty-five of its or its sublessees' personnel (and no fewer than fifty such personnel on each of the third and fourth floors of the Building) for at least the first thirty-six months of the Lease Term. Tenant shall have the non-exclusive right to use the Outside Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building except as permitted under Section 4.14 below. Tenant shall not affix any

                                       6.

equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas or the Property.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant's use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Outside Areas in a clean, safe and neat condition free and clear of all of Tenant's trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not materially interfere with Tenant's use of the parking areas or reduce the number of parking spaces available to the Building below such parking/square footage requirements as are required by Law.

4.6 Signs. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its sole discretion the location, size, content, design, method of attachment and material to be used in the making of such sign; provided, however, that so long as such signs are normal and customary business directional or identification signs within the Building, Tenant shall not be required to obtain Landlord's approval. Any sign, once approved by Landlord, shall be installed at Tenant's sole cost and expense and only in strict compliance with Landlord's approval, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant's signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition less reasonable wear and tear, all to Landlord's reasonable satisfaction, upon the termination of this Lease. Tenant shall be entitled to maintain throughout the Lease Term monument, building facade and lobby signage commensurate with the portion of the Building being occupied by Tenant from time to time. So long as Tenant is occupying at least half of the Building, Tenant shall be permitted to retain its existing building facade sign; provided that Landlord shall nonetheless have the right to seek (or to permit other tenants to seek) City approval for other Building facade signs, and if obtained, to place such other signs on the Building facade. At Landlord's option, monument signage shall be allocated to all tenants pro rata, and Tenant agrees to cooperate reasonably with Landlord in connection therewith.

4.7 Compliance With Laws And Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Outside Areas or the Property including, without limitation, all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant's failure to so abide, observe, or comply. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an

                                       7.

increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord's Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable written notice (which shall include e-mail notice for this purpose) and subject to Tenant's reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to tenants (provided that so long as there is no compelling business reason to show the Leased Premises earlier than one (1) year prior to the expiration of the Lease Term, and Tenant is not in default under this Lease, and upon Landlord's request Tenant confirms that it then has no present intention of subleasing the Leased Premises or any portion thereof or of assigning this Lease, then Landlord agrees that it will not exercise its right to enter the Leased Premises to show the same to a prospective tenant until the last twelve (12) months of the Lease Term; (iii) showing the Leased Premises to prospective purchasers or mortgagees; (iv) making necessary alterations, additions or repairs; and (v) performing any of Tenant's obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant's reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty days' prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof. Prior to exercising its rights under this paragraph relating to a prospective lease or sale (which exercise may reasonably be expected to impact Tenant's use or occupancy of the Leased Premises), and provided that Tenant is not then in material default under this Lease, Landlord shall give Tenant reasonable notice of the specific actions to be taken shall exercise reasonable efforts to avoid materially impactingTenant's use and occupancy of or access to the Leased Premises.

4.10 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times keep the Outside Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Outside Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas, provided that (unless required by Law) such easements and access rights do not materially impair Tenant's use of the Outside Areas or its access to and from the Leased Premises and Landlord, and shall not be liable to Tenant for any diminution in Tenant's right to use the Outside Areas as a result.

4.11 Environmental Protection. Tenant's obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

        (a) As used herein, the term "Hazardous Materials" shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "hazardous chemical substance or mixture," "imminently hazardous chemical substance or mixture," "toxic substances," "hazardous air pollutant," "toxic pollutant," or "solid waste" in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA" or "Superfund"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), 42 U.S.C.(S) 9601 et seq.,
(b) Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C.(S) 6901 et seq., (c) Federal Water Pollution Control Act ("FSPCA"), 33 U.S.C.(S) 1251 et seq., (d) Clean Air Act ("CAA"), 42 U.S.C.(S) 7401 et seq., (e) Toxic Substances Control Act ("TSCA"), 14 U.S.C.(S) 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C.(S) 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act ("California Superfund"), Cal. Health & Safety Code (S) 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code (S) 25100 et seq., (i) Porter-Cologne Water Quality Control Act ("Porter-Cologne Act"), Cal. Water Code (S) 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes (S) 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 ("Proposition 65"), Cal. Health & Safety code (S) 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code ss. 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code (S) 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinted biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and
(viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

        (b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with all Laws relating to the storage, use and disposal of Hazardous Materials. Tenant shall not store, use or dispose of any Hazardous Materials except for (i) normal types and quantities of office products and cleaning materials used and disposed of in compliance with all Laws and Private Restriction, and (ii) those Hazardous Materials listed in a

                                       8.

Hazardous Materials management plan ("HMMP") which Tenant shall deliver to Landlord upon execution of this Lease and update at least annually with Landlord (collectively, "Permitted Materials") which may be used, stored and disposed of provided (i) such Permitted Materials are used, stored, transported, and disposed of in strict compliance with applicable laws, (ii) such Permitted Materials shall be limited to the materials listed on and may be used only in the quantities specified in the HMMP, and (iii) Tenant shall provide Landlord with copies of all material safety data sheets and other documentation required under applicable Laws in connection with Tenant's use of Permitted Materials as and when such documentation is provided to any regulatory authority having jurisdiction, in no event shall Tenant cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with Tenant's storage, use and/or disposal of Hazardous Materials. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises which did not exist upon commencement of the Lease Term, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant's use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys' fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

        (c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant, its agents, contractors, or invitees, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and shall take all other actions as may be required to complete the closure of the Building and the Property.

        (d) At any time prior to expiration of the Lease term, subject to reasonable prior written (including e-mail) notice (not less than forty-eight
(48) hours) and Tenant's reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant's business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant's use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant's option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant's expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant, its agents, contractors, or invitees.

        (e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Outside Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations, provided that such Rules and Regulations shall be enforced in a non-discriminatory manner on all tenants of the Building. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property. A copy of the initial Rules and Regulations is attached to this Lease as Exhibit "E."

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not materially interfere with the use of or access to the Leased Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

4.14 Roof. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to enable Tenant to perform Tenant's maintenance and repair obligations pursuant to this Lease. Subject to Tenant's restoration and repair obligations under Paragraph 2.6, Tenant at its sole cost and expense shall have the right to install on the roof of the

                                       9.

Building, satellite dishes, television antennas, microwave equipment and apparatus, and related receiving equipment, related cable connections, as well as heating, ventilating and air conditioning equipment and any equipment, to the extent reasonably necessary for the conduct of Tenant's business in the Leased Premises (collectively, "Roof Equipment"), in an area or areas to be determined as hereinafter set forth (provided however that Landlord shall have the right to reasonably relocate the same at no out-of-pocket cost to Tenant), and provided such installation does not impact the structural integrity of the Building. Tenant may, subject to Landlord's written approval which shall not be unreasonably withheld, conditioned or delayed, place the Roof Equipment in one or two (but not more than two) locations on the roof which in the aggregate do not contain more than 1,250 square feet, which do not interfere with other tenants' or Landlord's roof equipment, and which do not result in any additional roof penetrations beyond those existing as of the Effective Date of this Lease. Tenant shall remove all such Roof Equipment and complete all repairs prior to the expiration or earlier termination of the Lease Term. Tenant shall supply Landlord with detailed plans and specifications of the Roof Equipment prior to the installation thereof. Furthermore, Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Roof Equipment , and shall provide copies of such approvals and permits to Landlord prior to commencing any work with respect to such Roof Equipment. Tenant shall pay for any and all costs and expenses in connection with, and shall repair all damage to the roof resulting from, the installation, maintenance, use and removal of the Roof Equipment. Tenant shall not be required to pay any extra rent for the space on the Building roof occupied by the Roof Equipment, but shall have no right to sublease any of such space.

                                    ARTICLE 5

                  REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, and the Property.

        (a) Tenant's Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) the interior side of all exterior windows, all interior windows, walls, floors and ceilings, (ii) all windows, doors and skylights, (iii) all electrical wiring, conduits, connectors and fixtures, (iv) all plumbing, pipes, sinks, toilets, faucets and drains, (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment serving the Leased Premises exclusively, and (vi) the secured access system serving the Leased Premises. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality.

        (b) Landlord's Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure and membrane, load-bearing and exterior walls of the Building, and those Building elevators, electrical, plumbing, and life safety (and Building central heating, ventilating, and air conditioning) systems or components thereof which serve the Building but which do not serve, or are not identifiable with, the Leased Premises or the premises leased to other building tenants. The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs. Landlord shall hire a licensed roofing contractor to regularly and periodically inspect and perform required maintenance on the roof of the Building, and a licensed heating, ventilating and air conditioning contractor to regularly and periodically inspect and perform required maintenance on the heating, ventilating and air conditioning equipment and systems serving the Leased Premises, and charge to Tenant, as Additional Rent, Tenant's Expense Share of the cost thereof.

5.2 Utilities.

        (a) Landlord will furnish to the Leased Premises during the period from 7:00 a.m. to 6:00 p.m., Monday through Friday, except for New Year's Day, Washington's Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in San Francisco, California (hereafter, "Building Standard Hours"), and subject to rules and regulations from time to time established by Landlord: heating, air conditioning and ventilation in amounts required, in Landlord's reasonable judgment, for the normal use and occupancy of the Leased Premises. Tenant acknowledges that the heating, air conditioning and ventilating system of the Building is designed to operate efficiently while electrical equipment such as customary lamps, typewriters and other small fractional horsepower office machines are being used in the Leased Premises and while the Leased Premises are occupied in any Building System zone by not more than one person per one hundred square feet of rentable area of the Leased Premises. If the temperature otherwise maintained in any portion of the Leased Premises by the heating, air conditioning and ventilating system of the Building is affected by (i) Tenant's use of any lights, machines or equipment (including, without limitation, computers, electronic data processing machines and copying machines), or (ii) the occupancy of the Leased Premises by more than one person per one hundred square feet of rentable area of the Leased Premises, or (iii) an electrical load that generates heat in excess of normal office usage,

                                       10.

Landlord shall have the right, unless Tenant ceases and desists from such usage or excess occupancy within five (5) days after written notice from Landlord, to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, supplemental and independent heating, air conditioning and ventilation systems and/or modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord within five
(5) days after demand therefor by Landlord. Tenant shall notify Landlord in advance, prior to installing or operating any machines or equipment, of the specifications of such machines or equipment which could so affect the temperature otherwise maintained in any portion of the Leased Premises by the heating, air conditioning and ventilating system of the Building. In addition, Tenant shall pay Landlord the amount of $30 per hour for Building standard HVAC usage during any times other than Building Standard Hours. Tenant must notify Landlord by Thursday at 5:00 p.m. as to what weekend usage Tenant will require.

        (b) Unless and until Landlord has caused the Leased Premises to be separately metered, this subparagraph (b) shall apply and subparagraph (c) below shall be inapplicable.

               (i) Landlord will furnish to the Leased Premises during Building Standard Hours, and subject to rules and regulations from time to time established by Landlord: (a) elevator service, (b) electric current in amounts required for normal lighting by building standard overhead fluorescent fixtures, and (c) water for lavatory and drinking purposes. Landlord will charge Tenant as Additional Rent for such utilities based on a reasonable allocation to the Leased Premises of the utility costs incurred by Landlord. It is understood that subject to subparagraphs (ii) and (iii) below, such elevator service, electric current and water will be available twenty-four (24) hours a day.

               (ii) In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, or Landlord's engineers propose guidelines or otherwise make recommendations, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required or elects to make alterations or to perform maintenance with respect to, any part of the Property in order to comply with such mandatory or voluntary controls, guidelines or recommendations, such compliance, the making of such alterations and/or the performance of such maintenance shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Base Monthly Rent and Additional Rent reserved hereunder or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant.

               (iii) Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, the electrical current available to the Leased Premises for both lighting and power (excluding the central heating, air conditioning and ventilating system) shall at no time exceed a connected load of 4 watts per square foot of usable area of the Leased Premises. Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not: (a) connect or use any electrical equipment that exceeds the capacity of the Building electrical system; (b) connect any apparatus, machine or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet; or (c) maintain at any time an electrical demand load in excess of 4 watts per square foot of rentable area of the Leased Premises. At any time that Tenant's use of electricity exceeds the foregoing limits, Landlord shall have the right to impose a reasonable charge, as determined by Landlord, for such excess use. Landlord shall have the right at any time to install an electric current meter in the Leased Premises or otherwise to measure the amount of electric current consumed on the Leased Premises, and the cost of such meter or other corrective measures and the installation and maintenance thereof shall be paid for by Tenant.

        (c) At such time as Landlord has caused the Leased Premises to be separately metered, (which it is authorized to do at the sole expense of Tenant), this subparagraph (c) shall apply and subparagraph (b) above shall be inapplicable.

               (i) Landlord shall arrange for gas and electricity connections to the Building.

               (ii) Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises.

        (d) Landlord shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Tenant's name, Tenant shall do so at Tenant's sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant's needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant's needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord's or Tenant's name.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Outside Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant's property or Tenant's employees, invitees or contractors. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. In the event Landlord agrees to provide any security services, whether it be guard service or secure access systems or otherwise, Landlord shall do so strictly as an accommodation

                                       11.

to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4 Energy And Resource Consumption. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the requirements and recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

5.5 Limitation Of Landlord's Liability. Landlord shall not be liable to Tenant for injury to Tenant, its employees, agents, invitees or contractors, damage to Tenant's property or loss of Tenant's business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord's failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant's property or Tenant's employees, invitees, agents or contractors, or (ii) Landlord's failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas or the Property (other than by reason of Landlord's gross negligence or willful misconduct) until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas or the Property from whatever cause (other than Landlord's sole active negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord). Notwithstanding the foregoing, if (i) utility services are unavailable to the Leased Premises for a period of ten (10) or more consecutive days and (ii) the unavailability of such utilities substantially interferes with Tenant's ability to operate within the Leased Premises, and (iii) Landlord carries rental interruption insurance and is able to and does collect rental interruption insurance proceeds covering the Rent under this Lease, then Rent hereunder shall abate to the extent of the rental interruption insurance proceeds collected by Landlord.

                                    ARTICLE 6

                          ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord's sole discretion, except that if Tenant's alterations, modifications, or improvements are generic (and not specialized) in nature and are generally reusable by other likely tenants of the Leased Premises in Landlord's reasonable opinion, then such approval shall not be unreasonably withheld, delayed or conditioned. Tenant's written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant's removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant's expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five
(5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, for any alteration or modification exceeding One Hundred Thousand Dollars ($100,000) in cost, Tenant shall have obtained contingent liability and broad form builder's risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term "modifications, alterations and/or improvements" shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like. Subject to Tenant's repair and restoration obligations, Tenant shall be entitled to make interior, non-structural alterations to the Leased Premises which do not exceed either Seventy Thousand Dollars ($70,000) in cost per project or Two Hundred Fifty Thousand Dollars ($250,000) in cost in the aggregate, without obtaining Landlord's prior written consent.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord's written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this

                                       12.

Lease, all such modifications, alterations and improvements other than Tenant's inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord's expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the greater of (a) 12%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S.A. from time to time as its prime rate, plus two percent (2%) ("Wells Prime Plus Two") (but in no event more than the maximum rate of interest not prohibited or made usurious), shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant's interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten business days after the same has been recorded. Tenant's failure to do so shall be conclusively deemed a material default under the terms of this Lease.

                                    ARTICLE 7

                       ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed. Any attempted subletting or assignment without Landlord's prior written consent, at Landlord's election, shall constitute a default by Tenant under the terms of this Lease. The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant's interest in this Lease. Without limiting the circumstances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

        (a) the proposed assignee or sublessee is a governmental agency;

        (b) in Landlord's reasonable judgment, the use of the Leased Premises by the proposed assignee or sublessee would involve occupancy by other than for a Permitted Use, would entail any alterations which would lessen the value of the leasehold improvements in the Leased Premises, or would require increased services by Landlord;

        (c) in Landlord's reasonable judgment, the credit-worthiness of the proposed assignee is less than that of Tenant or does not meet the credit standards applied by Landlord;

        (d) the proposed assignee or sublessee (or any of its affiliates) has been in material default under a lease, has been in litigation with a previous landlord, or in the ten years prior to the assignment or sublease has filed for bankruptcy protection, has been the subject of an involuntary bankruptcy, or has been adjudged insolvent;

        (e) Landlord has experienced a previous default by or is in litigation with the proposed assignee or sublessee;

        (f) in Landlord's reasonable judgment, the Leased Premises, or the relevant part thereof, will be used in a manner that will violate any negative covenant as to use contained in this Lease;

        (g) the use of the Leased Premises by the proposed assignee or sublessee will violate any applicable law, ordinance or regulation;

        (h) the proposed assignee or sublessee is, as of the date of this Lease, a tenant in the Building;

                                       13.

        (i) the proposed assignment or sublease fails to include all of the terms and provisions required to be included therein pursuant to this Article 7;

        (j) in the case of a subletting of less than the entire Leased Premises, if the subletting would result in the division of the Leased Premises into more than two subparcels per floor or would require improvements to be made outside of the Leased Premises; or

        (k) in the case of a subletting of less than an entire floor of the Leased Premises, such subletting or the marketing activity relating thereto commenced prior to January 1, 2003.

7.2 Merger, Reorganization, or Sale of Assets.

        (a) Subject to subparagraph (b) below: Any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or other transfer in the aggregate over the Lease Term of a controlling percentage of the capital stock of Tenant, or the sale or transfer of all or a substantial portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant's interest in this Lease. The phrase "controlling percentage" means the ownership of and the right to vote stock possessing more than fifty percent of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of Law, of any general partner, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease. Upon Landlord's request from time to time, Tenant shall promptly provide Landlord with a statement certified by the Tenant's chief operating officer, which shall provide the following information: (a) the names of all of Tenant's shareholders and their ownership interests at the time thereof, provided Tenant's shares are not publicly traded; (b) the state in which Tenant is incorporated; (c) the location of Tenant's principal place of business; (d) information regarding a material change in the corporate structure of Tenant, including, without limitation, a merger or consolidation; and (e) any other information regarding Tenant's ownership that Landlord reasonably requests. In the event of an acquisition by one entity of the controlling percentage of the capital stock of Tenant where this Lease is not assigned to such entity, it shall be a condition to Landlord's consent to such change in control that such entity acquiring the controlling percentage assume, as a primary obligor, all rights and obligations of Tenant under this Lease (and such entity shall execute all documents reasonably required to effectuate such assumption).

        (b) Notwithstanding subparagraph (a) above, over-the-counter stock market transactions shall not be deemed to be assignments under this Lease. In addition, provided that the conditions described below in this sentence have been satisfied prior to or upon such assignment or subleasing, Tenant may, without Landlord's prior written consent, sublet the Leased Premises or assign this Lease to (i) a subsidiary, affiliate, division, corporation or joint venture controlling, controlled by or under common control with Tenant, (ii) a successor entity resulting from a merger, consolidation, or nonbankruptcy reorganization by Tenant, or (iii) a purchaser of substantially all of Tenant's assets located in the Leased Premises, provided that (A) the successor entity, assignee, purchaser or subtenant has a net worth and a liquid net worth equal to or greater than those of Tenant prior to the Effective Date of this Lease and assumes in writing for the benefit of Landlord, this Lease and all of Tenant's obligations under this Lease, and (B) the entity with the greatest net worth involved directly or indirectly in the ownership and/or control of the acquiring, merged, reorganized, or consolidated entity (hereafter, the "Assignee Affiliate") shall have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant's obligations under this Lease. If any assignment or subleasing occurs without such an assumption and without Landlord's consent as provided in Paragraph 7.1 above, then the Assignee Affiliate (and the successor entity, assignee, purchaser or subtenant) shall for all purposes be deemed to have unconditionally assumed in writing for the benefit of Landlord, this Lease and all of Tenant's obligations under this Lease. In all events, Tenant shall remain fully liable under this Lease.

7.3 Landlord's Election. If Tenant shall desire to assign its interest under the Lease or to sublet the Leased Premises, Tenant must first notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of taking any action with respect thereto. Once Tenant (or Landlord or both pursuant to the joint marketing election described below) has identified a potential assignee or sublessee, Tenant shall notify Landlord, in writing, of its intent to so assign or sublet, at least thirty (30) days in advance of the date it intends to so assign its interest in this Lease or sublet the Leased Premises but not sooner than one hundred eighty days in advance of such date, specifying in detail the terms of such proposed assignment or subletting, including the name of the proposed assignee or sublessee, the proposed assignee's or sublessee's intended use of the Leased Premises, current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles) of such proposed assignee or sublessee, the form of documents to be used in effectuating such assignment or subletting and such other information as Landlord may reasonably request. Landlord shall have a period of ten (10) business days following receipt of such notice and the required information within which to do one of the following: (i) consent to such requested assignment or subletting subject to Tenant's compliance with the conditions set forth in Paragraph 7.4 below, or (ii) refuse to so consent to such requested assignment or subletting, provided that such consent shall not be unreasonably refused, or (iii) terminate this Lease as to the entire portion (approximately half) of the floor on the side of the Building elevator bank on which the subject portion of the Leased Premises is located, or, at Landlord's sole option, as to only such portion of the Leased Premises as is the subject of the proposed assignment or subletting. Notwithstanding the foregoing, Landlord shall not have the right to elect option (iii) above with respect to subleases which both (A) are for terms (including extension options) of not more than three (3) years and (B) expire on or prior to five (5) years after the Lease Commencement Date. During such ten (10) business day period, Tenant covenants and agrees to supply to Landlord, upon request, all necessary or relevant information which Landlord may reasonably request respecting such proposed assignment or subletting and/or the proposed assignee or sublessee. In the event of an election by Landlord under clause (iii) above, Tenant shall have the right to withdraw such notice of intent to assign or sublet provided Tenant notifies Landlord in writing of such withdrawal within five (5) business days after receipt of Landlord's termination notice. In the event of an election by Landlord under clause (iii) above, and absent Tenant's timely

                                       14.

written withdrawal of such notice, Landlord shall have the right to enter into a direct lease with the proposed assignee or sublessee without payment of any consideration to Tenant. In addition, in the event Tenant desires to sublease all or a portion of the Leased Premises, Landlord shall have the right to elect to jointly market with Tenant the applicable portion (including all) of the Leased Premises for subleasing and/or direct leasing, such joint marketing election to be made, if at all, in writing and delivered to Tenant during the thirty (30) day period described in the first sentence of this Paragraph 7.3.

7.4 Conditions To Landlord's Consent. If Landlord elects to consent, or shall have been ordered to so consent by a court of competent jurisdiction, to such requested assignment or subletting, such consent shall be expressly conditioned upon the occurrence of each of the conditions below set forth, and any purported assignment or subletting made or ordered prior to the full and complete satisfaction of each of the following conditions shall be void and, at the election of Landlord, which election may be exercised at any time following such a purported assignment or subletting but prior to the satisfaction of each of the stated conditions, shall constitute a material default by Tenant under this Lease until cured by satisfying in full each such condition by the assignee or sublessee. The conditions are as follows:

        (a) Landlord having approved in form and substance the assignment or sublease agreement and any ancillary documents, which approval shall not be unreasonably withheld by Landlord if the requirements of this Article 7 are otherwise complied with.

        (b) Each such sublessee or assignee having agreed, in writing satisfactory to Landlord and its counsel and for the benefit of Landlord, to assume, to be bound by, and to perform the obligations of this Lease to be performed by Tenant which relate to space being subleased.

        (c) Tenant having fully and completely performed all of its obligations under the terms of this Lease through and including the date of such assignment or subletting.

        (d) Tenant having reimbursed to Landlord all reasonable costs and reasonable attorneys' fees incurred by Landlord in conjunction with the processing and documentation of any such requested subletting or assignment.

        (e) Tenant having delivered to Landlord a complete and fully-executed duplicate original of such sublease agreement or assignment agreement (as applicable) and all related agreements.

        (f) Tenant having paid, or having agreed in writing to pay as to future payments, to Landlord fifty percent (50%) of all assignment consideration or excess rentals to be paid to Tenant or to any other on Tenant's behalf or for Tenant's benefit for such assignment or subletting as follows:

               (i) If Tenant assigns its interest under this Lease and if all or a portion of the consideration for such assignment is to be paid by the assignee at the time of the assignment, that Tenant shall have paid to Landlord and Landlord shall have received an amount equal to fifty percent (50%) of the assignment consideration so paid or to be paid (whichever is the greater) at the time of the assignment by the assignee; or

               (ii) If Tenant assigns its interest under this Lease and if Tenant is to receive all or a portion of the consideration for such assignment in future installments, that Tenant and Tenant's assignee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's assignee jointly agree to pay to Landlord an amount equal to fifty percent (50%) of all such future assignment consideration installments to be paid by such assignee as and when such assignment consideration is so paid.

               (iii) If Tenant subleases the Leased Premises, that Tenant and Tenant's sublessee shall have entered into a written agreement with and for the benefit of Landlord satisfactory to Landlord and its counsel whereby Tenant and Tenant's sublessee jointly agree to pay to Landlord fifty percent (50%) of all excess rentals to be paid by such sublessee as and when such excess rentals are so paid.

7.5 Assignment Consideration And Excess Rentals Defined. For purposes of this Article, including any amendment to this Article by way of addendum or other writing, the term "assignment consideration" shall mean all consideration to be paid by the assignee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit as consideration for such assignment, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such assignment (provided that the cost of third party, market rate brokerage commissions and improvements which are generic (and not specialized) in nature and are generally reusable by other likely tenants of the Leased Premises in Landlord's reasonable opinion, may be deducted if the assignment is to an unaffiliated third party), and the term "excess rentals" shall mean all consideration to be paid by the sublessee to Tenant or to any other party on Tenant's behalf or for Tenant's benefit for the sublease of all or any portion of the Leased Premises in excess of the rent due to Landlord under the terms of this Lease for the portion so subleased for the same period, without deduction for any commissions paid by Tenant or any other costs or expenses (including, without limitation, tenant improvements, capital improvements, building upgrades, permit fees, attorneys' fees, and other consultants' fees) incurred by Tenant in connection with such sublease (provided that the cost of third party, market rate brokerage commissions and improvements which are generic (and not specialized) in nature and are generally reusable by other likely tenants of the Leased Premises in Landlord's reasonable opinion, may be deducted if the sublease is to an unaffiliated third party),. Tenant agrees that the portion of any assignment consideration and/or excess rentals arising from any assignment or subletting by Tenant which is to be paid to Landlord pursuant to this Article now is and shall then be the property of Landlord and not the property of Tenant.

                                       15.

7.6 Payments. All payments required by this Article to be made to Landlord shall be made in cash in full as and when they become due. At the time Tenant, Tenant's assignee or sublessee makes each such payment to Landlord, Tenant or Tenant's assignee or sublessee, as the case may be, shall deliver to Landlord an itemized statement in reasonable detail showing the method by which the amount due Landlord was calculated and certified by the party making such payment as true and correct.

7.7 Good Faith. The rights granted to Tenant by this Article are granted in consideration of Tenant's express covenant that all pertinent allocations which are made by Tenant between the rental value of the Leased Premises and the value of any of Tenant's personal property which may be conveyed or leased (or services provided) generally concurrently with and which may reasonably be considered a part of the same transaction as the permitted assignment or subletting shall be made fairly, honestly and in good faith. If Tenant shall breach this covenant, Landlord may immediately declare Tenant to be in default under the terms of this Lease and terminate this Lease and/or exercise any other rights and remedies Landlord would have under the terms of this Lease in the case of a material default by Tenant under this Lease.

7.8 Effect Of Landlord's Consent. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant's interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. If Landlord shall have been ordered by a court of competent jurisdiction to consent to a requested assignment or subletting, or such an assignment or subletting shall have been ordered by a court of competent jurisdiction over the objection of Landlord, such assignment or subletting shall not be binding between the assignee (or sublessee) and Landlord until such time as all conditions set forth in Paragraph
7.4 above have been fully satisfied (to the extent not then satisfied) by the assignee or sublessee, including, without limitation, the payment to Landlord of all agreed assignment considerations and/or excess rentals then due Landlord.

                                    ARTICLE 8

                LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord's Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, officers, agents, employees, lenders, attorneys, and consultants from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant, Tenant's agents, employees, contractors or invitees, any damage to Tenant's property, or any loss to Tenant's business, loss of Tenant's profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Outside Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises;
(vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was proximately caused by Landlord's active negligence, willful misconduct, or Landlord's failure to perform an obligation expressly undertaken pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation.

8.2 Tenant's Indemnification Of Landlord. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against Landlord with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or any other damages suffered by any third party or Landlord occurring within the Leased Premises or resulting from Tenant's use or occupancy of the Leased Premises, the Building or the Outside Areas, or resulting from Tenant's activities in or about the Leased Premises, the Building, the Outside Areas or the Property, and Tenant shall indemnify and hold Landlord, Landlord's partners, principals, members, employees, agents and contractors harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent proximately caused by the active negligence or willful misconduct of Landlord. This indemnity agreement shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 9

                                    INSURANCE

9.1 Tenant's Insurance. Tenant shall maintain insurance complying with all of the following:

        (a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

               (i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant's use or occupancy of the Leased Premises, the Building, the Outside Areas or the Property, or resulting from

                                       16.

Tenant's activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant's Required Liability Coverage (as set forth in Article 1), which insurance shall contain "blanket contractual liability" and "broad form property damage" endorsements insuring Tenant's performance of Tenant's obligations to indemnify Landlord as contained in this Lease.

               (ii) Fire and property damage insurance in "special form" coverage insuring Tenant against loss from physical damage to Tenant's personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

               (iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

               (iv)  DELETED;

               (v) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant's Required Liability Coverage (as set forth in Article 1);

               (vi) Workers' compensation insurance (statutory coverage) with employer's liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

               (vii) With respect to making of any alterations or modifications or the construction of improvements (the cost of which exceeds $100,000) or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers' compensation (to be carried by Tenant's contractor), in an amount and with coverage reasonably satisfactory to Landlord.

        (b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best's ratings of at least A and VIII; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called "severability" or "cross liability" endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty
(30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

        (c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord's Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord's Lender, insurance broker, advisor or counsel reasonably deems adequate.

9.2 Landlord's Insurance. With respect to insurance maintained by Landlord:

        (a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord's election but without any requirements on Landlord's behalf to do so, (i) may be written in so-called "all risk" form, excluding only those perils commonly excluded from such coverage by Landlord's then property damage insurer; (ii) may provide coverage for physical damage to the improvements so insured for up to the entire full actual replacement cost thereof; (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (iv) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant's personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

                                       17.

        (b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord's Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

        (c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

                                   ARTICLE 10

                            DAMAGE TO LEASED PREMISES

10.1 Landlord's Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to Paragraph 10.3 or by Tenant pursuant to Paragraph 10.4. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Outside Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord's obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant's personal property, inventory or trade fixtures. Upon completion of the restoration by Landlord, Tenant shall forthwith replace or fully repair all of Tenant's personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Paragraph
10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. If this Lease is not terminated pursuant to either Paragraph 10.3 or 10.4, all insurance proceeds available from insurance carried by Tenant which cover loss to property that is Landlord's property shall be paid to and become the property of Landlord, and all proceeds available from such insurance which cover loss to property which would only become the property of Landlord upon the termination of this Lease shall be paid to and remain the property of Tenant. The determination of Landlord's property and Tenant's property shall be made pursuant to Paragraph 6.2.

10.3 Landlord's Right To Terminate. Landlord shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty days after the date of such damage or destruction:

        (a) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an "insured peril") to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord, or (ii) fifty percent of the then actual replacement cost thereof;

        (b) The Building is damaged by an uninsured peril, which peril Landlord was not required to insure against pursuant to the provisions of Article 9 of this Lease.

        (c) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 Tenant's Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised only by delivery to Landlord of a written notice of election to terminate within ten business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

        (a) If the time estimated to substantially complete the restoration exceeds nine months from and after the date the architect's or construction consultant's written opinion is delivered; or

                                       18.

        (b) If the damage occurred within twelve months of the last day of the Lease Term and the time estimated to substantially complete the restoration exceeds ninety days from and after the date such restoration is commenced.

10.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph
10.4 above, captioned "Tenant's Right To Terminate", are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.6 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period of restoration in proportion in the degree to which Tenant's use of the Leased Premises is impaired by such damage.

                                   ARTICLE 11

                                  CONDEMNATION

11.1 Tenant's Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord's Right To Terminate. Except as otherwise provided in Paragraph
11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant's business, or (iii) because of the laws then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by laws then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant's continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. If a portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically
(i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. In the event of a temporary taking where this Lease is not terminated, because there will be no abatement of rent, Tenant shall be entitled to all of the award for said taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term "taking" or "taken" as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

                                       19.

                                   ARTICLE 12

                              DEFAULT AND REMEDIES

12.1 Events Of Tenant's Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

        (a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; provided that Tenant shall be entitled to receive written notice of late payment one time during each year of the Lease Term, and with respect to that one late payment, Tenant shall not be in default under this Paragraph 12.1(a) unless Tenant has failed to make the required payment within three (3) days after such notice from Landlord. After the notice has been given, Landlord shall not be required to provide any further notices to Tenant. Each such notice shall be concurrent with, and not in addition to, any notice required by applicable Laws; or

        (b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Outside Areas which is prohibited by the terms of this Lease; or

        (c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty
(30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; provided that, if such default is curable but longer than thirty (30) days is reasonably required in order to perform such obligations and Tenant has substantially commenced said performance within said thirty (30) day period, Tenant shall have such longer period as may be reasonably required to complete said performance; or

        (d) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

        (e) Tenant shall have abandoned the Leased Premises; or

        (f) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant's (or such Guarantor's) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within thirty days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

        (g) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

        (h) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor's relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant's consent or over Tenant's objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty days after its original entry; or

        (i) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor's relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

        (j) Tenant shall be in default of its obligations under any lease between Landlord and Tenant.

12.2 Landlord's Remedies. In the event of any default by Tenant, and without limiting Landlord's right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

        (a) Landlord may, at Landlord's election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

        (b) Landlord may, at Landlord's election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any

                                       20.

termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

               (i) Appointment of a receiver or keeper in order to protect Landlord's interest hereunder;

               (ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

               (iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

     (c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 ("lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations"), as in effect on the Effective Date of this Lease.

     (d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the maximum rate of interest then not prohibited by law shall be used where permitted. Such damages shall include, without limitation:

               (i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination;

               (ii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; and

               (iii) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker's fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions, (v) expenses incurred in removing, disposing of and/or storing any of Tenant's personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney's fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant's default.

12.3 Landlord's Default And Tenant's Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations and Landlord has reasonably commenced said performance within said thirty (30) day period, Landlord shall have such longer period. Notwithstanding the foregoing, Landlord agrees to act with reasonable diligence in making repairs it is required to make to the Building or otherwise in performing its obligations hereunder. In the event of Landlord's default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation Of Tenant's Recourse. Tenant's sole recourse against Landlord shall be to Landlord's interest in the Building and the Outside Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Outside Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint

                                       21.

venturers, members, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

     (a) No partner or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership and then only for that sole purpose);

     (b) No service of process shall be made against any partner or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

     (c) No writ of execution will ever be levied against the assets of any partner or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant's Waiver. Landlord and Tenant agree that the provisions of Paragraph
12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

                                   ARTICLE 13

                               GENERAL PROVISIONS

13.1 Taxes On Tenant's Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant's estate in this Lease, Tenant's ownership of property, improvements made by Tenant to the Leased Premises or the Outside Areas, improvements made by Landlord for Tenant's use within the Leased Premises or the Outside Areas, Tenant's use (or estimated use) of public facilities or services or Tenant's consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, "Tenant's Interest"). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord's property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant's Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant's behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, no later than the later of (a) ten (10) days prior to the due date, and (b) fifteen
(15) days after delivery to Tenant, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable during the last full month immediately preceding such holding over. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord's ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of

                                       22.

which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten days after Landlord's written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender as may be necessary or proper to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust, but only if such lessor or lender agrees not to disturb Tenant's quiet possession of the Leased Premises so long as Tenant is not in default under this Lease (as evidenced by a then customary and reasonable subordination and non-disturbance agreement). If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender's security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

13.4  Tenant's Attornment Upon Foreclosure. Tenant shall, upon request, attorn
(i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant's rights under this Lease.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate in a form reasonably requested by Landlord (including but not limited to the form attached as Exhibit "F"), (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant's failure to execute and deliver such estoppel certificate within ten days after Landlord's request therefor shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, including the right to terminate this Lease and sue for damages proximately caused thereby, it being agreed and understood by Tenant that Tenant's failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 Tenant's Financial Information. Tenant shall, within ten business days after Landlord's request therefor, deliver to Landlord a copy of Tenant's (and any guarantor's) current financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Tenant's creditors with current contact information, and any such other information reasonably requested by Landlord regarding Tenant's financial condition. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked "confidential" or "company secrets" (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term "Landlord" as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 Force Majeure. The obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily excused if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.10 Notices. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested,
(iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases

                                       23.

addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

         If to Landlord:            Menlo Equities Associates LLC
                                    490 California Avenue
                                    4/th/ Floor
                                    Palo Alto, California  94306
                                    Attention: Henry Bullock/Richard Holmstrom
                                    Facsimile:  (650) 326-9333

         with a copy to:            Cooley Godward LLP
                                    One Maritime Plaza
                                    20th Floor
                                    San Francisco, California  94111
                                    Attention: Paul Churchill
                                    Facsimile:  (415) 951-3699

         If to Tenant:              600 Townsend Street
                                    San Francisco, California  94103
                                    Attention: James L. Morgensen
                                    Fax No. (415) 832-2959


                  with a copy to:   W. Russell Davis
                                    1145 Merrill Street, 2nd Floor
                                    Menlo Park, California  94025
                                    Fax No. (650) 323-2526
                                    Phone No. (650) 323-2529


Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.11 Attorneys' Fees. In the event any party shall bring any action, arbitration proceeding or legal proceeding alleging a breach of any provision of this Lease, to recover rent, to terminate this Lease, or to enforce, protect, determine or establish any term or covenant of this Lease or rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys' fees, expert witness fees, court costs and other reasonable expenses incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

      (a) Real Property Taxes. The term "Real Property Tax" or "Real Property Taxes" shall each mean Tenant's Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all instruments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord's interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord's business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys' fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord's business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is partly based upon property or rents unrelated to the Property, then only that part of such Real Property Tax that is fairly allocable to the Property shall be included within the meaning of the terms "Real Property Tax" or "Real Property Taxes." Notwithstanding the foregoing, the terms "Real Property Tax" or "Real Property

                                       24.

Taxes" shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord's income from all sources.

     (b) Landlord's Insurance Costs.

         (i) The term "Landlord's Insurance Costs" shall mean Tenant's Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9, together with any deductible amounts paid by Landlord upon the occurrence of any insured casualty or loss. In the event in any year the Building is less than 95% occupied, the Landlord's Insurance Costs shall be adjusted to reflect a 95% occupancy level.

         (ii) Notwithstanding the foregoing, and with respect to earthquake insurance policies only, Tenant's Expense Share of the deductible amount under such policy(ies) shall be limited on each occurrence to Tenant's Expense Share of the deductible amount that would result if: (A) Landlord had insured the Building and other insurable improvements for 100% of their replacement value (subject to the deductible stated in the policy(ies)), (B) the deductible stated in the policy(ies) does not exceed 15% of such replacement value, and (C) such resulting amount were amortized using an interest rate equal to Wells Prime Plus Two, over the useful life of the modifications, alterations or improvements constructed with the deductible amount, and the monthly amortized amount of such deductible amount as so amortized were considered a Property Maintenance Cost.

     (c) Property Maintenance Costs. The term "Property Maintenance Costs" shall mean Tenant's Expense Share of all costs and expenses (except Landlord's Insurance Costs and Real Property Taxes) paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) market rate professional management fees (not to exceed 3% of gross rent), (ii) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, heating, ventilating and air conditioning systems serving the Building, and common elements such as elevators, stair wells, and lobbies. In the event in any year the Building is less than 95% occupied, the Property Maintenance Costs shall be adjusted to reflect a 95% occupancy level. To the extent any of the foregoing items described constitute capital repairs or replacements under generally accepted accounting principles, consistently applied, then only the amortizing portion of such capital repairs or replacements shall constitute Property Maintenance Costs; such amortization shall be over the useful life of the applicable repair or replacement, and shall employ a per annum interest rate equal to Wells Prime Plus Two, and only the amortizing portion of such cost shall be included in Additional Rent on a monthly basis.

Notwithstanding the foregoing provisions of this Paragraph 13.12(c), the following are specifically excluded from the definition of Property Maintenance Costs and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of this Lease: (i) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion the Building), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Property or future re-leasing of any portion of the Building; (ii) depreciation of the Building or any other improvements situated within the Project; (iii) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by Tenant or any other party; (iv) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain to the extent insurance proceeds or a condemnation award, as applicable, is actually received by Landlord for such purposes; (v) other than any interest charges for capital improvements referred to in Paragraph 6.3 of this Lease, any interest or payments on any financing for the Building, interest and penalties incurred as a result of Landlord's late payment of any invoice (provided that Tenant pays Tenant's Expense Share of Property Operating Expenses and Real Property Taxes to Landlord when due as set forth herein), and any bad debt loss, rent loss or reserves for same; (vi) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Property Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (vii) any payments under a ground lease or master lease; (viii) costs incurred in the investigation and/or remediation of Hazardous Materials which were brought onto the Property by Landlord, its agents, employees or contractors; (ix) the cost of providing tenant improvements for any other tenants in other space in the Building, (ii) maintenance, repairs or replacements necessitated by the gross negligence or willful misconduct of Landlord, its agents, servants or employees, (iii) the cost of any repair to remedy damage caused by or resulting from the negligence of any other tenants in the Building to the extent chargeable to such tenants by the terms of their leases, and (iv) reserves for anticipated future maintenance, repair or replacement expenses.

     (d) Property Operating Expenses. The term "Property Operating Expenses" shall mean and include all Real Property Taxes, plus all Landlord's Insurance Costs, plus all Property Maintenance Costs.

     (e) Law. The term "Law" shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the

                                       25.

Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

      (f) Lender. The term "Lender" shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

      (g) Private Restrictions. The term "Private Restrictions" shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Outside Areas.

      (h) Rent. The term "Rent" shall mean collectively Base Monthly Rent and all Additional Rent.

13.13 General Waivers. One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term "party" shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms "must," "shall," "will," and "agree" are mandatory. The term "may" is permissive. The term "governmental agency" or "governmental authority" or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Private Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord's consent is required hereunder, the consent of any Lender shall also be required. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

                                   ARTICLE 14

                               CORPORATE AUTHORITY
                          BROKERS AND ENTIRE AGREEMENT

14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. Tenant shall, within thirty days after execution of this Lease, deliver to Landlord a certified copy of the resolution of its board of directors authorizing or ratifying the execution of this Lease and if Tenant fails to do so, Landlord at its sole election may elect to terminate this Lease.

14.2 Brokerage Commissions. Tenant and Landlord each represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold the other party harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder's fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of such party's agreement or promise (implied or otherwise) to pay (or to have the other party pay) such a commission or finder's fee by reason of its leasing the Leased Premises pursuant to this Lease.

                                       26.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord's Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant's intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant's business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord's agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

                                   ARTICLE 15

                                TELEPHONE SERVICE

     Notwithstanding any other provision of this Lease to the contrary:

     (a) Landlord shall provide Tenant access to such quantity of existing pairs in the Building intra-building network cable ("INC") as is determined to be available by Landlord in its reasonable discretion, provided that Tenant shall be able to maintain all such INC and connections thereto as are existing as of the Effective Date of this Lease. Tenant's access to the INC shall be solely by arrangements made by Tenant, as Tenant may elect, directly with Pacific Bell or Landlord (or such vendor as Landlord may designate, provided that Tenant may utilize other vendors for the Leased Premises so long as neither such other vendors nor their installations interfere with other tenants' service within the Building and do not increase the costs to those tenants), and Tenant shall pay all reasonable charges as may be imposed in connection therewith. Pacific Bell's charges shall be deemed to be reasonable. Other than the foregoing, Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Leased Premises or for providing telephone service or connections from the utility to the Leased Premises, except as required by law.

     (b) Tenant shall not alter, modify, add to or disturb any telephone wiring in the Leased Premises or elsewhere in the Building without the Landlord's prior written consent. Tenant shall be liable to Landlord for any damage to the telephone wiring in the Building due to the act, negligent or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant shall have no access to the telephone closets within the Building, except in the manner and under procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone service to the Leased Premises.

     (c) All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring in the Building shall be a Property Maintenance Cost.

     (d) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant's telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the grossly negligent or willful act or omission by Landlord, its agents or employees. Tenant acknowledges that Landlord meets its duty of care to Tenant with respect to the Building INC by contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to inspect the INC periodically (the frequency of such inspections to be determined by such vendor based on its experience and professional judgment), and requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Subject to the foregoing, Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telephone services to the Leased Premises.

         In Witness Whereof, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

                                      Landlord:

                                      Menlo Equities Associates LLC,
                                      a california limited liability company


                                      By:  Menlo Equities Inc., Managing Member

Dated:_________________________            By:__________________________________
                                                  Henry D. Bullock, President

                                      Tenant:

                                       27.

                                      Macromedia, Inc., a Delaware corporation

Dated:____________________________    By:_______________________________________

                                      Title:____________________________________


Dated:____________________________    By:_______________________________________

                                      Title:____________________________________

                                      28.

                                    Exhibit A

                                    SITE PLAN
                             [Graphic appears here]

                                       1.

                                    Exhibit B
                             [Graphic appears here]
                                   FLOOR PLAN

                                       1.

                                    Exhibit C

                   FORM OF LEASE COMMENCEMENT DATE CERTIFICATE

         This Lease Commencement Date Certificate ("Certificate") is made this ____________ day of ____________________, 200__, between
__________________________________, a ____________________________ ("Landlord"),
and _____________________, a ______________________ ("Tenant"), and is attached to and made a part of that certain [insert name of lease] dated ______________, 200__, by and between Landlord, as lessor thereunder, and Tenant, as lessee thereunder, [if applicable - as amended by that certain ____________________ dated as of __________, 200__, (as amended, the "Lease").

         Landlord and Tenant hereby acknowledge and agree for all purposes of the Lease that the [Lease Term Commencement Date] as defined in Section ___ of the Lease is __________, 200__. Tenant further acknowledges that Tenant accepts the Leased Premises in their current "AS-IS" condition, "WITH ALL FAULTS."

         In Witness Whereof, Landlord and Tenant have executed this Certificate on the date first above written.

TENANT:

_____________________, a ___________________


By:_________________________________________
Its:________________________________________


LANDLORD:

_____________________, a ___________________


By:_________________________________________
Its:________________________________________


                                       1.

                                    Exhibit D

                            FORM OF LETTER OF CREDIT

Date:   ____________________, 2001
Irrevocable Standby Letter of Credit Number:  ____________


Beneficiary:                         Applicant:

_____________________ LLC            Macromedia, Inc.
490 California Avenue, 4/th/ Floor   __________________________________
Palo Alto, California  94306         __________________________________
                                     __________________________________
                                     __________________________________

                                     Amount:

                                     USD $ ________________

                                     (______ MILLION _________ HUNDRED _________
                                     THOUSAND _______ HUNDRED ______ AND 00/100
                                     U.S. DOLLARS)

                                     Expiration:  _____________________


We hereby establish our Irrevocable Standby Letter of Credit No. ___________ in your favor for the account of ________________________________________________,
____________________________, on behalf of ____________________________________
______________________________________________________, available for drawings for up to an aggregate amount of U.S. $ ___________.00 (______ MILLION _______ HUNDRED ______________ THOUSAND ________ HUNDRED _________ AND 00/100 U.S.
DOLLARS). This Letter of Credit is available by payment upon your draft drawn at sight on us and accompanied by your written statement that Landlord is entitled to draw such amount under the terms and conditions of the Lease dated November __, 2001, between Beneficiary and Applicant, submitted at the office of
____________________________________________________________________, Attention:
Letter of Credit Services, and expires at our close of business on the expiration date or any automatically extended expiration date as hereinafter set forth.

This Letter of Credit shall expire on ________________________, but such expiration date shall be automatically extended for a period of one (1) year on ______________________ and on each successive expiration date, unless at least sixty (60) days before the current expiration date we notify you by overnight courier that this Letter of Credit is not extended beyond the current expiration date. In the event you are so notified, any unused portion of the Letter of Credit shall be available upon presentation of a sight draft by________________ LLC, within the current expiration date.

We give our undertaking to the Beneficiary that sums drawn under and in compliance with the terms of this Letter of Credit will be duly honored by our bank on presentation of drawings in accordance with the terms of this credit.

                                       2.

Date:________________________, 1999
Irrevocable Standby Letter of Credit Number:_______________________


This Letter of Credit is transferable by the Beneficiary. Transfer of this Letter of Credit is subject to our consent and receipt of Beneficiary's instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and amendment(s) if any.

This Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500 and engages us to the terms herein.

                                             Yours very truly,



                                             Authorized Signature
                                             Letter of Credit Services

                                             (_____) ________________

                                       3.

Date: ____________________________, 1999
Irrevocable Standby Letter of Credit Number: _________________



                                    EXHIBIT A

__________________________________
__________________________________
__________________________________
__________________________________
Attention:  Letter of Credit Services

               Re: Irrevocable Letter of Credit No. ______________

Dear Sirs:

         The undersigned acknowledges receipt of your advice No._______________ of a credit issued in our favor, the terms of which are satisfactory. We now return the original advice of the said credit with all amendments and extensions, if any, and hereby irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:

                   __________________________________________
                              [Name of Transferee]

                   __________________________________________
                                    [Address]

         You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.

                                        Yours very truly,


                                        By: ____________________________________
                                        (The above signature with title as
                                        stated with that on file with us and is
                                        authorized for execution of this
                                        instrument.)


                                        ________________________________________
                                        (Bank)


                                       1.

Date: _______________________, 1999
Irrevocably Standby Letter of Credit Number: ________________


                                    Exhibit E

                              RULES AND REGULATIONS

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord, except that photographs and art work may be displayed within the Leased Premises. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2. If Landlord objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators, or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not open to the general public. Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interest of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building except as expressly provided in the Lease.

4. The directory of the Building will be provided exclusively for the display of the name and location of Tenant only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with two keys to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, Tenant shall first obtain, and comply with, Landlord's instructions in their installation.

8. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.

9. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

10. Tenant shall not use or keep in the Premises any kerosene, gasoline or other inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord


                                       1.

Date: _______________________, 1999
Irrevocably Standby Letter of Credit Number: ________________

     or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

11. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

12. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from adjusting controls. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

13. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. Tenant shall not accept barbering or bootblacking service upon the Premises, except at such hours and under such regulations as may be fixed by Landlord.

17. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

19. Tenant shall not install any radio or television antenna, loudspeaker or other devise on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

20. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

21. Tenant shall not install, maintain or operate upon the Premises any vending machine without the written consent of Landlord except for vending machines for its employees' and invitees' use.

22. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

23. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of this Building.

24. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

25. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that

                                       2.

Date: _______________________, 1999
Irrevocably Standby Letter of Credit Number: ________________

     use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwave ovens for cooking food shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

26. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

27. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

28. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

29. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

30. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

31. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks.

32. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a continuous waiver of such Rules and Regulations against any or all of the tenants of the Building.

33. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34. Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                                       3.

Date: _______________________, 1999
Irrevocably Standby Letter of Credit Number: ________________

                                    Exhibit F

                          FORM OF ESTOPPEL CERTIFICATE

__________________, 200_

_____________________________
_____________________________
_____________________________
_____________________________

Re     ______________________
       ______________, California

Ladies and Gentlemen:

Reference is made to that certain Lease, dated as of _______________, 200__, between _____________ LLC, a California limited liability company ("Landlord"), and the undersigned (herein referred to as the "Lease"). A copy of the Lease [and all amendment thereto] is[are] attached hereto as Exhibit A. At the request of Landlord in connection with [ State reasons for request for estoppel certificate ], the undersigned hereby certifies to Landlord and to [ State names of other parties requiring certification ] and each of your respective successors and assigns as follows:

     1. The undersigned is the tenant under the Lease.

     2. The Lease is in full force and effect and has not been amended, modified, supplemented or superseded except as indicated in Exhibit A.

     3. There is no defense, offset, claim or counterclaim by or in favor of the undersigned against Landlord under the Lease or against the obligations of the undersigned under the Lease. The undersigned has no renewal, extension or expansion option, no right of first offer or right of first refusal and no other similar right to renew or extend the term of the Lease or expand the property demised thereunder except as may be expressly set forth in the Lease.

     4. The undersigned is not aware of any default now existing of the undersigned or of Landlord under the Lease, nor of any event which with notice or the passage of time or both would constitute a default of the undersigned or of Landlord under the Lease.

     5. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord's interest in the Lease.

     6. The monthly rent due under the Lease is $____________ and has been paid through __________________, and all additional rent due and payable under the Lease has been paid through _________________.

     7. The term of the Lease commenced on __________________, and expires on ___________________, unless sooner terminated pursuant to the provisions of the Lease. Landlord has performed all work required by the Lease for the undersigned's initial occupancy of the demised property.

     8. The undersigned has deposited the sum of $____________ with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

     9. There is no free rent period pending, nor is Tenant entitled to any Landlord's contribution.

The above certifications are made to Landlord and Lender knowing that Landlord and Lender will rely thereon in accepting an assignment of the Lease.

Very truly yours,

__________________________

By: ________________________________________
Name: ______________________________________

                                       1.

Date: _______________________, 1999
Irrevocably Standby Letter of Credit Number: ________________

Title: _________________________________________

                                       2.

Date: _______________________, 1999
Irrevocably Standby Letter of Credit Number: ________________

                                       1.